UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Commission File Number: 000-56381

OKMIN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	85-4401166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16501 Ventura Boulevard, Suite 400, Encino, CA 91436

(Address of principal executive offices)(Zip Code)

(818) 201-3727

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director Thomas Lapinski

Thomas Lapinski has notified the Company of his intention to retire as a Director and Chairman of the Company, effective as of July 31, 2024.  Mr. Lapinski is resigning for personal reasons. He has been involved in the oil and gas sector for almost 60 years and brought his wealth of experience to the Company. The Company is most thankful to Mr. Lapinski for his years of service and contribution to Okmin and wishes him the very best as he dedicates more time to his family. The Company has accepted his offer to remain as an advisor and consultant to the Company, details of which will be worked out in due course.

Appointment of Shmuel Naparstek as a Director

On July 24, 2024, the Board appointed Shmuel “Samuel” J. Naparstek to serve on the Board, effective as of July 31, 2024 to fill the vacancy that will result from Mr. Lapinski’s retirement.

Shmuel Naparstek has built a global network of investors, innovators and philanthropists, and has served as a Corporate Consultant to Okmin Resources, Inc since January 2021. Since 2002, Mr. Naparstek has been engaged in various consulting roles with private and public companies. Mr. Naparstek has been a board member of Perfectomundo Inc. since September 2018, and has been instrumental in building and growing a variety of their new tequila brands in the marketplace. Prior to 2002, Mr. Naparstek was a principal executive of a network of non-profit organizations focused on religious, educational and social service activities. He continues to be actively sought out as an advisor to organizations and charitable foundations on the West Coast.

There is no arrangement or understanding between Mr. Naparstek and any other persons pursuant to which Mr. Naparstek was selected as a director. There are no transactions involving Mr. Naparstek requiring disclosure under Item 404(a) of Regulation S–K.

Item. 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Okmin Resources Inc.

Dated: July 24, 2024	By:	/s/ Jonathan Herzog
Jonathan Herzog
Chief Executive Officer